CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company’s previously filed Registration Statement on Form S-8 File No. 33-62029 and 333-64921.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Salt Lake City, Utah
June 25, 2001